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Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Science Applications International Corporation on Form S-2 of our report dated March 22, 2001, appearing in the Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2001 and to the use of our report dated March 22, 2001 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
August 14, 2001

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INDEPENDENT AUDITORS' CONSENT